UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2007

HILTON HOTELS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-3427	36-2058176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9336 Civic Center Drive Beverly Hills, CA		90210
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 278-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

On October 16, 2007, Hilton Hotels Corporation (“Hilton”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), entered into the Third Supplemental Indenture, dated as of October 16, 2007 (the “Third Supplemental Indenture”), to the Indenture dated as of April 15, 1997 (as amended and supplemented to October 16, 2007, the “Indenture”). The Third Supplemental Indenture relates to proposed amendments to the Indenture and the related officers’ certificate with respect to Hilton’s outstanding 8.000% Quarterly Interest Bonds due 2031 (the “Bonds”) and the Bonds themselves pursuant to Hilton’s previously announced tender offers and consent solicitations (the “Offers”) for the Bonds, its 7.625% Notes due 2008, 7.200% Notes due 2009, 8.250% Notes due 2011, 7.625% Notes due 2012, 7.500% Notes due 2017 (the “Notes”) and its 7.430% Chilean Inflation-Indexed (UF) Notes due 2009 (the “CLP Notes” and, together with the Notes and the Bonds, the “Securities”). Previously, on September 25, 2007, Hilton entered into a supplemental indenture (the “Supplemental Indenture”) with the Trustee relating to proposed amendments to the Indenture and the related officers’ certificates in respect of the Notes. In addition, on October 1, 2007, Hilton entered into a supplemental indenture (the “Second Supplemental Indenture” and together with the Supplemental Indenture and the Third Supplemental Indenture, the “Supplemental Indentures”) with the Trustee relating to proposed amendments to the Indenture and the related officers’ certificate in respect of the CLP Notes. The press release announcing the receipt of the requisite consents from holders of the Bonds to adopt the amendments contained in the Third Supplemental Indenture is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

The amendments to the Indenture and the Securities pursuant to the Supplemental Indentures will eliminate substantially all of the restrictive covenants contained in the Securities, the Indenture and the related officers’ certificates and eliminate certain events of default, modify or eliminate covenants regarding consolidations, mergers and sale of assets and company reports and modify or eliminate certain other provisions, including, without limitation, certain provisions relating to defeasance contained in the Securities, the Indenture and the related officers’ certificates.

The amendments to the Indenture (as they relate to the Notes) and the Notes became effective upon the execution of the Supplemental Indenture and will become operative immediately prior to the acceptance for payment of such Notes pursuant to the Offers. The amendments to the Indenture (as they relate to the CLP Notes) and the CLP Notes became effective upon the execution of the Second Supplemental Indenture and will become operative immediately prior to the acceptance for payment of such CLP Notes pursuant to the Offers. The amendments to the Indenture (as they relate to the Bonds) and the Bonds became effective upon the execution of the Third Supplemental Indenture and will become operative immediately prior to the acceptance for payment of such Bonds pursuant to the Offers.

The tender offers and consent solicitations relating to the Securities are made upon the terms and conditions set forth in Hilton’s Offer to Purchase dated September 12, 2007 (the “Offer to Purchase”) and the Letter of Transmittal, as amended. The tender offers and consent solicitations relating to the Securities are subject to the satisfaction of certain conditions, including the acquisition of Hilton by BH Hotels LLC, an entity controlled by investment funds affiliated with The Blackstone Group L.P., having occurred, or such acquisition occurring substantially concurrent with the expiration of the tender offers. Further details about the terms and conditions of the tender offers and the consent solicitations for the Securities are set forth in the Offer to Purchase.

Item 3.03       Material Modification to Rights of Security Holders

See the description under Item 1.01, which is incorporated by reference herein.

Item 9.01       Financial Statements and Exhibits

(d)           Exhibits.

Exhibit Number	Description

99.1	Press Release of the Company dated October 16, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILTON HOTELS CORPORATION

Date: October 16, 2007

	By:	/S/ TIM GLASSETT

Name: Tim Glassett
Title: Senior Vice President and Deputy General Counsel